Exhibit 32

Certification pursuant to

18 U.S.C. Section 1350,

as adopted pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

Thomas M.  O’Brien, President and Chief Executive Officer and Jawad Chaudhry, Chief Financial Officer of BCB Bancorp, Inc. (the “Company”) each certify in his capacity as an officer of the Company that he has reviewed the quarterly report of the Company on Form 10-Q for the quarter ended September 30, 2026 and that to the best of his/her knowledge:

(1)	the report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

(2)	the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

The purpose of this statement is solely to comply with Title 18, Chapter 63, Section 1350 of the United States Code, as amended by Section 906 of the Sarbanes-Oxley Act of 2002.

Date: November 6, 2026	/s/ Thomas M. O’Brien
President and Chief Executive Officer (Principal Executive Officer)

Date: November 6, 2026	/s/ Jawad Chaudhry
Chief Financial Officer (Principal Financial Officer)